UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 6, 2017
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2017, the Board of Directors (the “Board”) of Facebook, Inc. (the “Company”) appointed Susan Taylor, age 48, to serve as Chief Accounting Officer of the Company (including as its Principal Accounting Officer), effective April 17, 2017. Jas Athwal, the Company’s previous Chief Accounting Officer, notified the Company of his intent to resign as Chief Accounting Officer on November 14, 2016 effective February 17, 2017.
Ms. Taylor is the Vice President, Controller, and Chief Accounting Officer of LinkedIn Corporation, a professional social networking company, having served in such roles since January 2012. She will resign from such roles effective March 24, 2017. From August 2009 to January 2012, Ms. Taylor was the Vice President, Controller, and Chief Accounting Officer of Silver Spring Networks, Inc., a provider of networking solutions, and from October 2008 to August 2009, Ms. Taylor was the Senior Director, Accounting Policy of Yahoo! Inc., a search engine. Prior to Yahoo!, Ms. Taylor spent over thirteen years at PricewaterhouseCoopers LLP, an accounting firm, in various accounting roles. Ms. Taylor received a bachelor of commerce degree from the University of Toronto, and is a Certified Public Accounting (inactive) in California and a Chartered Accountant in Alberta.
There are no arrangements or understandings between Ms. Taylor and any other persons, pursuant to which she was appointed as Chief Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Taylor and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Taylor will receive an annual base salary of $400,000 and a one-time, non-recurring sign on bonus of $400,000. Ms. Taylor will also participate in the Company’s annual bonus plan, under which she will have an individual bonus target of 50% of her annual base salary. In addition, the Board will grant restricted stock units (“RSUs”) with an initial aggregate value of approximately $3.5 million to Ms. Taylor. The RSUs will vest over four years, with approximately one-fourth (1/4th) of the total shares underlying the RSUs vesting on May 15, 2018 and one-sixteenth (1/16th) of the total shares underlying the RSUs vesting on each subsequent quarterly vesting date, subject to Ms. Taylor providing continued services to the Company through each quarterly vesting date.
In addition to the compensation that Ms. Taylor will receive in connection with her appointment as Chief Accounting Officer, the Company intends to enter into its standard form of indemnification agreement with Ms. Taylor. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-179287), as originally filed with the Securities and Exchange Commission on February 1, 2012, as subsequently amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: March 6, 2017	By:	/s/ David Kling

Name: David Kling
Title: Vice President, Deputy General Counsel, and Secretary